As filed with the U.S. Securities and Exchange Commission on July 30, 2026

Registration No. 333-297651

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1

to

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

NEURAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-5079684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11611 N. Meridian Street, Suite 330

Carmel, IN 46032

Telephone: (812) 689-0791

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Brian Carrico

Chief Executive Officer

Neuraxis, Inc.

11611 N. Meridian Street, Suite 330

Carmel, IN 46032

Telephone: (812) 689-0791

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joseph M. Lucosky, Esq.

Steven A. Lipstein, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

(732) 395-4496

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 of Neuraxis, Inc. (File No. 333-297651) (the “Registration Statement”) is being filed as an exhibit-only filing to amend Item 16 of Part II to file Exhibit 23.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description

3.1	Certificate of Incorporation (incorporated by reference to exhibit 3.1 to Registration Statement on Form S-1, filed on January 10, 2023)

3.2	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to exhibit 3.2 to Registration Statement on Form S-1, filed on January 26, 2023)

3.3	Certificate of Amendment to Certificate of Incorporation, filed August 22, 2024 (incorporated by reference to exhibit 3.1 to the Quarterly Report on Form 10-Q, filed on November 12, 2024)

3.4	Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock, filed August 22, 2024 (incorporated by reference to exhibit 3.2 to the Quarterly Report on Form 10-Q, filed on November 12, 2024)

3.5	Amendment No.1 to Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock, filed November 15, 2024 (incorporated by reference to exhibit 3.1 to the Current Report on Form 8-K, filed on November 21, 2024)

3.6	Bylaws (incorporated by reference to exhibit 3.3 to Registration Statement on Form S-1, filed on January 10, 2023)

5.1*	Legal opinion of Lucosky Brookman LLP

23.1	Consent of Rosenberg Rich Baker Berman, P.A.

23.2*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page hereto)

107*	Filing Fee Table

* Filed previously

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized on July 30, 2026.

Neuraxis, Inc.

By:	/s/ Brian Carrico
Brian Carrico
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Brian Carrico	Chief Executive Officer and Director	July 30, 2026
Brian Carrico	(principal executive officer)

/s/ Timothy Henrichs	Chief Financial Officer	July 30, 2026
Timothy Henrichs	(principal financial officer and principal accounting officer)

*	Director	July 30, 2026
Christopher Robin Brown

*	Director	July 30, 2026
Bradley Mitch Watkins

*	Director	July 30, 2026
Beth Keyser

*	Director	July 30, 2026
Kristin Ferge

*	Director	July 30, 2026
Gilad Aharon

*By	/s/ Brian Carrico
Brian Carrico Chief Executive Officer and Director